================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 20, 2003

                     PLAINS EXPLORATION & PRODUCTION COMPANY
               (Exact name of registrant as specified in charter)

         Delaware                                        33-0430755
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                    001-31470
                              (Commission File No.)

                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 739-6700


================================================================================

ITEM 5. Other Events

On February 20, 2003, Plains Exploration & Production Company issued a press release reporting 2002 earnings and year-end oil and gas reserve information. The following was included in the press release:

Houston, Texas - February 20, 2003 - Plains Exploration & Production Company (NYSE: PXP) ("PXP" or the "Company") today reported fourth quarter 2002 net income of $4.7 million, or $0.20 per share compared to net income of $7.6 million, or $0.31 per share for the fourth quarter of 2001. Net income for the period was affected by $5.1 million of special pre-tax charges related to the Company's separation from Plains Resources Inc., including a non-cash $3.7 million charge related to stock appreciation rights issued on the spin-off date. Net income excluding the special charges was $7.9 million, or $0.33 per share.

For the full year, the Company reported net income of $26.2 million, or $1.08 per share compared to net income of $53.2 million, or $2.20 per share for 2001. The full-year pre-tax impact of the special charges related to the separation from Plains Resources Inc. was approximately $6.8 million.

     "2002 was a pivotal year for Plains Exploration & Production Company," said James C. Flores, Chairman and Chief Executive Officer. "Some of the highlights include:

     .    Completion of the Company's tax-free spin-off from Plains Resources
          Inc.
     . Reporting record proved reserve volumes resulting in a 247% reserve replacement ratio at an all-in-cost of $2.80 per BOE.
     . Doubling the Company's interest in the Point Arguello Unit on very favorable terms.
     . Initiating a 3-D seismic survey of the Company's Inglewood field, the first application of 3-D seismic technology in an onshore Los Angeles Basin field.

"In addition, on February 3, 2003 we announced an agreement to acquire 3TEC Energy, a transaction that would significantly enlarge and diversify the Company."

Oil and gas production volumes increased 8% to 2.5 million barrels of oil equivalent in the fourth quarter of 2002, compared to 2.3 million barrels of oil equivalent in the 2001 period. For the full year, oil and gas production volumes increased 6% to 9.3 million barrels of oil equivalent compared to 8.8 million barrels of oil equivalent in 2001.

Mr. John Raymond, President and Chief Operating Officer of PXP stated, "The accomplishments of 2002 set the stage for the future of PXP. Most notably, the separated platform will enhance both the efficiency of capital allocation as well as access to capital, both of which are evidenced by the recently announced 3TEC transaction. As it relates specifically to 2002, the Company delivered a very solid performance, highly consistent with what was outlined in guidance provided by Plains through the course of the year."

                     Proved Reserve Volumes, Values for 2002

The Company's total proved oil and gas reserve volumes increased 6% to 253.0 million barrels of oil equivalent at December 31, 2002. Reserve additions were
23.0 million barrels equivalent, resulting in a 247% reserve replacement ratio at an all-in-cost of $2.80 per BOE. At year-end 2002, the pre-tax net present value of proved reserves (discounted at 10%) was $1.5 billion. This compares with the Company's reported 239.3 million barrels of oil equivalent with a pre-tax net present value (discounted at 10%) of $643.2 million at December 31, 2001. The Company's three-year average reserve replacement ratio was 262% with a three-year average reserve addition cost of $3.78 per barrel.

The Company will host a conference call to discuss the results and other forward-looking items at 10:00 a.m. Central on Thursday, February 20, 2003. Investors wishing to participate may dial 1-800-711-5301 or int'l: 785-832-0201. Reference Conference I.D#: Plains XP. The replay will be available for 2 weeks at 1-800-934-3032 or int'l: 402-220-1143.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore California, primarily in the Los Angeles Basin, and offshore California in the Point Arguello unit, and the Illinois Basin in southern Illinois. PXP is headquartered in Houston, Texas.

Additional Information & Forward Looking Statement

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission ("SEC"). Such statements are those concerning PXP's merger and strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward- looking statements. These include:

     *    completion of the proposed merge with 3TEC Energy Corporation
          ("3TEC"),
     *    effective integration of the two companies,
     *    reliability of reserve and production estimates,
     *    production expense estimates,
     *    cash flow and EBITDA estimates,
     *    future financial performance, and
     *    other matters that are discussed in PXP's filings with the SEC.

These statements are based on certain assumptions PXP made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond PXP's control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

Investors and security holders are urged to read the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 filed with the SEC in connection with the proposed merger. PXP and 3TEC will file the proxy statement/prospectus with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by PXP and 3TEC with the SEC at the SEC's web site at www.sec.gov. The proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing such request to: Plains Exploration & Production Company, 500 Dallas, Suite 700 Houston, TX 77002, Attention: Joanna Pankey; telephone: (713) 739-6700; e-mail: jpankey@plainsxp.com. The proxy statement/prospectus and such other documents (relating to 3TEC) may also be obtained for free from 3TEC by directing such request to: 3TEC Energy Corporation, 700 Milam, Suite 1100, Houston, Texas 77002.

PXP, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from PXP's stockholders in connection with the merger. Information regarding such persons and a description of their interests in the merger will be contained in the Registration Statement on Form S-4 when it is filed.

3TEC, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" in connection with the merger. Information regarding such persons and a description of their interests in the merger will be contained in the Registration Statement on Form S-4 when it is filed.

Plains Exploration & Production Company
Consolidated Statements of Income
(Amounts in thousands, except per share data)

                                                               Three Months Ended     Year Ended
                                                                 December 31,        December 31,
                                                               ----------------   ------------------
                                                                 2002      2001     2002      2001
                                                               -------   -------  --------  --------
Revenues
   Oil and liquids............................................ $48,475   $40,938  $178,038  $174,895
   Gas........................................................   3,169     1,901    10,299    28,771
   Other operating revenues...................................     199         5       226       473
                                                               -------   -------  --------  --------
                                                                51,843    42,844   188,563   204,139
                                                               -------   -------  --------  --------
Costs and Expenses
   Production expenses........................................  21,625    15,800    78,451    63,795
   General and administrative.................................
       Stock appreciation rights..............................   3,653        --     3,653        --
       Spin-off costs.........................................     777        --       777        --
       Other..................................................   3,394     3,136    10,756    10,210
   Depletion, depreciation and amortization...................   9,097     7,106    30,359    24,105
                                                               -------   -------  --------  --------
                                                                38,546    26,042   123,996    98,110
                                                               -------   -------  --------  --------
Income from Operations........................................  13,297    16,802    64,567   106,029
Other Income (Expense)
   Expenses of terminated public equity offering..............    (695)       --    (2,395)       --
   Interest expense...........................................  (4,950)   (4,469)  (19,377)  (17,411)
   Interest and other income..................................      60         4       174       463
                                                               -------   -------  --------  --------
Income Before Income Taxes and Cumulative Effect of Accounting
  Change......................................................   7,712    12,337    42,969    89,081
   Income Taxes
       Current................................................    (693)     (834)   (6,353)   (6,014)
       Deferred...............................................  (2,282)   (3,931)  (10,379)  (28,374)
                                                               -------   -------  --------  --------
Income Before Cumulative Effect of Accounting Change..........   4,737     7,572    26,237    54,693
   Cumulative effect of accounting change, net of tax.........      --        --        --    (1,522)
                                                               -------   -------  --------  --------
Net Income.................................................... $ 4,737   $ 7,572  $ 26,237  $ 53,171
                                                               =======   =======  ========  ========
Earnings per Share Basic and Diluted
   Income before cumulative effect of accounting change....... $  0.20   $  0.31  $   1.08  $   2.26
   Cumulative effect of accounting change.....................      --        --        --     (0.06)
                                                               -------   -------  --------  --------
   Net income................................................. $  0.20   $  0.31  $   1.08  $   2.20
                                                               =======   =======  ========  ========
Weighted Average Shares Outstanding
   Basic......................................................  24,174    24,200    24,193    24,200
   Diluted....................................................  24,203    24,200    24,201    24,200

Plains Exploration & Production Company
Financial and Operating Data (unaudited)

                                                            Three Months Ended
                                                               December 31,     Year Ended December 31,
                                                            ------------------  ----------------------
                                                              2002      2001       2002        2001
                                                            --------  --------  ---------   ---------
Sales Volumes
   Oil and liquids (MBbls).................................    2,350     2,162      8,783       8,219
   Gas (MMcf)..............................................      822       856      3,362       3,355
   MBOE....................................................    2,487     2,305      9,343       8,778
Daily Average Sales Volumes
   Oil and liquids (Bbls)
       Onshore California..................................   16,365    16,320     16,671      15,858
       Offshore California.................................    6,659     4,409      4,851       3,920
       Illinois............................................    2,520     2,775      2,540       2,740
                                                            --------  --------  ---------   ---------
                                                              25,544    23,504     24,062      22,518
                                                            ========  ========  =========   =========
   Gas (Mcf)
       Onshore California..................................    8,938     9,302      9,211       9,192
                                                            ========  ========  =========   =========
   BOE.....................................................   27,034    25,054     25,597      24,050
                                                            ========  ========  =========   =========
Unit Economics (in dollars)
       Average Oil & Liquids Sales Price ($/Bbl)
       Average NYMEX....................................... $  28.23  $  20.53  $   26.15   $   26.01
       Hedging revenue (expense)...........................    (3.19)     3.03      (1.77)       0.03
       Differential........................................    (4.41)    (4.63)     (4.11)      (4.76)
                                                            --------  --------  ---------   ---------
       Net realized price.................................. $  20.63  $  18.93  $   20.27   $   21.28
                                                            ========  ========  =========   =========
   Average Gas Sales Price ($/Mcf)......................... $   3.86  $   2.22  $    3.06   $    8.58
   Average Sales Price per BOE............................. $  20.77  $  18.59  $   20.16   $   23.20
   Average Production Expenses per BOE.....................    (8.70)    (6.85)     (8.40)      (7.27)
                                                            --------  --------  ---------   ---------
   Gross Margin per BOE....................................    12.07     11.74      11.76       15.93
   G&A per BOE.............................................    (1.68)    (1.36)     (1.23)      (1.16)
                                                            --------  --------  ---------   ---------
   Gross Profit per BOE.................................... $  10.39  $  10.38  $   10.53   $   14.77
                                                            ========  ========  =========   =========
Cash Flows
Net income................................................. $  4,737  $  7,572  $  26,237   $  53,171
Depletion, depreciation and amortization...................    9,097     7,106     30,359      24,105
Deferred income taxes......................................    2,282     3,931     10,379      28,374
Changes in assets and liabilities from operating activities    4,272    (4,147)    11,394       7,585
Other......................................................       85       275        457       3,573
                                                            --------  --------  ---------   ---------
   Cash Flows from Operating Activities....................   20,473    14,737     78,826     116,808
                                                            --------  --------  ---------   ---------
Acquisition. exploration & development costs...............  (10,908)  (26,407)   (64,497)   (125,753)
Other......................................................      394       (20)       339        (127)
                                                            --------  --------  ---------   ---------
   Cash Flows from Investing Activities                      (10,514)  (26,427)   (64,158)   (125,880)
                                                            --------  --------  ---------   ---------
Change in revolving credit facility........................  (54,900)       --     35,800          --
Proceeds from debt issuance................................       --        --    196,752          --
Contribution from Plains Resources.........................   47,200        --     52,200          --
Distribution to Plains Resources...........................       --        --   (311,964)         --
Receipts from (payments to) Plains Resources...............   (1,173)   11,700     20,363       9,060
Other......................................................     (824)       --     (6,804)       (511)
                                                            --------  --------  ---------   ---------
   Cash Flows from Financing Activities....................   (9,697)   11,700    (13,653)      8,549
                                                            --------  --------  ---------   ---------
   Net Increase (Decrease) in Cash......................... $    262  $     10  $   1,015   $    (523)
                                                            ========  ========  =========   =========

Plains Exploration & Production Company
Consolidated Balance Sheets
(Thousands of Dollars)

                                                                  December 31,
                                                              --------------------
                                                                 2002       2001
                                                              ---------  ---------
                           ASSETS
Current Assets
   Cash and cash equivalents................................. $   1,028  $      13
   Accounts receivable--Plains All American Pipeline, L.P....    22,943     12,331
   Other accounts receivable and current assets..............     6,976      4,051
   Commodity hedging contracts...............................     2,594     21,787
   Inventories...............................................     5,198      4,629
                                                              ---------  ---------
                                                                 38,739     42,811
                                                              ---------  ---------
Properties and Equipment
   Oil and natural gas properties--full cost method..........   659,499    594,405
   Other property and equipment..............................     2,207      1,516
                                                              ---------  ---------
                                                                661,706    595,921
   Less-accumulated depletion, depreciation and amortization.  (168,494)  (140,804)
                                                              ---------  ---------
                                                                493,212    455,117
                                                              ---------  ---------
Other Assets.................................................    18,929     18,827
                                                              ---------  ---------
                                                              $ 550,880  $ 516,755
                                                              =========  =========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable and other current liabilities............ $  61,092  $  41,368
   Commodity hedging contracts...............................    24,572         --
   Current maturities of long-term debt......................       511        511
                                                              ---------  ---------
                                                                 86,175     41,879
                                                              ---------  ---------
Payable to Plains Resources Inc..............................        --    235,161
                                                              ---------  ---------
Long-Term Debt...............................................   233,166      1,022
                                                              ---------  ---------
Other Long-Term Liabilities..................................     6,303      1,413
                                                              ---------  ---------
Deferred Income Taxes........................................    51,416     57,193
                                                              ---------  ---------
Stockholders' Equity
   Common stock..............................................       244         --
   Additional paid-in capital................................   174,279         --
   Retained earnings.........................................    12,155         --
   Combined owner's equity...................................        --    164,203
   Accumulated other comprehensive income....................   (12,858)    15,884
                                                              ---------  ---------
                                                                173,820    180,087
                                                              ---------  ---------
                                                              $ 550,880  $ 516,755
                                                              =========  =========

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PLAINS EXPLORATION & PRODUCTION COMPANY
Selected Reserve Data

                                                      2002      2001      2000
                                                    --------  --------  --------
Future Net Revenue from Proved Reserves (millions). $3,859.7  $1,642.7  $2,852.4
Pre-tax Present Value of Proved Reserves (millions)
Proved Developed................................... $  916.3  $  454.1  $  982.8
Proved Undeveloped.................................    598.7     189.1     321.4
                                                    --------  --------  --------
Total Proved....................................... $1,515.0  $  643.2  $1,304.2
                                                    ========  ========  ========
NYMEX WTI Spot Price-$/Bbl......................... $  31.20  $  19.84  $  26.80
Proved Reserves
Oil & Liquids-MMBbls...............................    240.2     223.3     204.4
Natural Gas-Bcf....................................     77.2      96.2      93.5
Barrel of Oil Equivalent-MMBOE.....................    253.0     239.3     220.0
Proved Reserve Profile
Proved Developed Value.............................       60%       71%       75%
Proved Developed Volumes...........................       54%       54%       52%
Reserve additions (MBOE)...........................   23,033    28,140    17,770
Reserve life (years)...............................     27.1      27.3      27.0
Costs incurred (thousands)......................... $ 64,497  $125,753  $ 70,505
Reserve Replacement Ratio..........................      247%      321%      218%
Three-year Average.................................      262%      564%      466%
Reserve Addition Costs-$/BOE....................... $   2.80  $   4.47  $   3.97
Three-year Average................................. $   3.78  $   1.84  $   2.15

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PLAINS EXPLORATION & PRODUCTION COMPANY



Date: February 21, 2003             /s/ Cynthia A. Feeback
                                  -----------------------------
                                  Cynthia A. Feeback
                                  Senior Vice President-Accounting and Treasurer